Exhibit 99.1

Open Access Products

As of June 30, 2004, approximately 70% of WellPoint’s medical members were enrolled in PPOs or other open access products and approximately 30% were enrolled in HMO products.  Approximately 1.3 million HMO members were enrolled in state-sponsored medical programs (such as Medicaid or Healthy Families).  Excluding such members, as of June 30, 2004 approximately 24% of WellPoint’s medical members were enrolled in HMO products.

Diverse Customer Base – June 30, 2004 Enrollment

6,445,000 Large Group ASO members (including 1.0 million network access members and 1.3 million Blue Card “host” members)

4,093,000 Large Group Insured members

1,548,000 Individual members

1,432,000 Small Group members

837,000 Medi-Cal (California Medicaid) members

663,000 Other State-Sponsored Program members

450,000 Senior members

Pricing Flexibility Throughout the Year

As of June 30, 2004, the following percentages of WellPoint’s members (excluding state sponsored program members) were subject to renewal during the calendar quarters shown:

1st Quarter – 31%

2nd Quarter – 6%

3rd Quarter – 12%

4th Quarter – 12%

Contract terms for the remaining 39% of WellPoint’s medical members may generally be changed at any time, subject to the provision of required advance notice (usually 30 to 60 days).

Membership Growth

During each of the following years, WellPoint experienced “same-store” membership growth (membership growth excluding acquired medical members in the year of acquisition) of the following percentages:

1996 - 22%

1997 – 19%

1998 – 4%

1999 – 9%

2000 – 6%

2001 – 10%

2002 – 8%

2003 – 4%

Twelve months ended June 30, 2004 – 3%

Blue Card Program

As of the dates shown, WellPoint had the following numbers of Blue Card home and host members:

December 31, 2002 – Home: 607,831; Host: 587,272

March 31, 2003 – Home: 779,203; Host: 748,490

June 30, 2003 – Home: 781,597; Host: 743,897

September 30, 2003 – Home: 827,147; Host: 1,009,900

December 31, 2003 – Home: 858,099; Host: 1,002,113

March 31, 2004 – Home: 1,149,509; Host: 1,196,000

June 30, 2004 – Home: 1,136,060; Host: 1,269,000

Home members are members using the Blue Card system who are employed by companies that have purchased Blue Cross and/or Blue Shield coverage from a WellPoint subsidiary.

Host members are members who reside in a state in which a WellPoint subsidiary is the Blue Cross and/or Blue Shield licensee and who are covered under an employer-sponsored health plan issued by a non-WellPoint controlled Blue Cross and/or Blue Shield licensee.